UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2025

BROADWIND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 15, 2025, Broadwind, Inc. (the “Company”) held its Annual Meeting of Stockholders. Matters voted on by the stockholders included: (i) election of six directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the compensation of the Company’s named executive officers; (iii) ratification of the fourth amendment of the Company’s Section 382 Rights Agreement; and (iv) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025. The results of the stockholders’ votes are reported below:

1. With respect to the election of directors:

NAME OF CANDIDATE	FOR	AGAINST

Eric B. Blashford	6,977,302	451,187
Philip J. Christman	6,801,774	622,823
Jeanette A. Press	6,872,896	552,364
David P. Reiland	6,789,819	630,837
Sachin M. Shivaram	6,972,505	456,031
Cary B. Wood	6,955,172	474,197

2. With respect to the non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,774,460	537,553	126,848	7,611,182

3. With respect to the ratification of the fourth amendment to the Company’s 382 Rights Agreement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,761,066	658,208	19,587	7,611,182

4. With respect to the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025:

FOR	AGAINST	ABSTAIN
14,426,716	474,989	148,338

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

May 19, 2025	By:	/s/ Eric B. Blashford

Eric B. Blashford
President and Chief Executive Officer
(Principal Executive Officer)